Exhibit 99

Best Buy Issues Statement Regarding Previously Announced Independent Review

MINNEAPOLIS, February 4, 2020 -- Best Buy Co., Inc. (NYSE: BBY) today issued the following statement on behalf of the Audit Committee of the Best Buy Board of Directors regarding the independent review of allegations against Chief Executive Officer Corie Barry contained in an anonymous letter sent to the Board in December.

“The Board takes allegations of misconduct seriously regardless of who is the subject. When the Board received an anonymous letter regarding Corie Barry, the Audit Committee immediately retained outside legal counsel, Sidley Austin LLP, to conduct an independent review. Ms. Barry fully cooperated with the review, which has now concluded. The Board supports the continued leadership of the Company by Ms. Barry. To preserve the confidentiality and integrity of the process, the Board will have no further comment.”

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A Statement from Corie Barry, Best Buy CEO:

“I appreciate the Board’s support and look forward to continuing to execute on our strategic vision to Build the New Blue: Chapter Two.”

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Contact:
Jeff Shelman
Press@BestBuy.com